Exhibit 10.1

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EXECUTION VERSION

AMENDED AND RESTATED REVENUE SHARING AGREEMENT

BY AND BETWEEN

VIRNETX HOLDING CORPORATION

AND

PUBLIC INTELLIGENCE TECHNOLOGY ASSOCIATES

October 18, 2017

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This AMENDED AND RESTATED REVENUE SHARING AGREEMENT (this “Agreement”), dated as of October 18, 2017 (“Effective Date”), is by and between VirnetX Holding Corporation, a Delaware corporation with an address at 308 Dorla Ct., Zephyr Cove, NV 89448, U.S.A. (the “Company”), and Public Intelligence Technology Associates, kk (Japanese Corporation) with an address at 27F Yomiuri Tokyo Head Office Building, 1-7-1 Otemachi, Chiyoda-ku, Tokyo, 100-8055, Japan (“Representative”).

WHEREAS, the Company and Representative previously entered into that certain Share Purchase Agreement dated as of May 31, 2017 (the “Share Purchase Agreement”) and that certain Revenue Sharing Agreement dated as of May 31, 2017 (the “Original Revenue Sharing Agreement”).

WHEREAS, each of the Share Purchase Agreement and the Original Revenue Sharing Agreement provided for the Company to share with Representative a portion of the Company Japan Revenue (as defined below) during the periods of time specified in each such agreement.

WHEREAS, the Company and Representative are now terminating the Share Purchase Agreement and accordingly wish to amend and restate the Original Revenue Sharing Agreement in its entirety to govern all revenue share arrangements between the parties.

WHEREAS, simultaneously with this Agreement, the Company and Representative are entering into that certain Amended and Restated Gabriel License Agreement (the “Gabriel License Agreement”) pursuant to which Representative will work with Company to develop revenue opportunities for certain Company products and services in Japan.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.         Certain Definitions.  The following terms when used in this Agreement shall have the following definitions.

“Company Japan Revenues” means revenue recognized from cash or cash equivalents received by Network Research Corporation Japan Ltd. from a Japanese Company that is directly attributable to (i) patent license fees or royalties for licenses granted under the Company’s Japanese patents with respect to the products and services of the Japanese Company sold in Japan, (ii) licensing of the Gabriel Collaboration Suite to the Japanese Company for end use in Japan, or (iii) provision of other commercial services by the Company to the Japanese Company in Japan, such as the Company’s Secure Domain Name services; but in each case excluding any litigation- or settlement-related expenses, contingency fees, commissions and other contractually-required payments to third parties, taxes, and other deductions and costs associated with such revenue.

“Confidential Information” shall have the meaning ascribed to that term in Section 6.1.

“Japanese Company” means a Japanese company that is incorporated or otherwise created under the laws of Japan and headquartered in Japan.

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“Representative Revenues” means the worldwide revenues of Representative and its Affiliates, but excluding taxes and other customary deductions.  For purposes of this Agreement, Representative Revenues will be deemed to include all amounts received by Representative or its Affiliates from the licensing or sale of any products and services or other Intellectual Property, and amounts received in rent, returns and other distributions from real estate and Real Estate Investment Trusts’ but in each case, excluding any litigation-or settlement-related expenses, contingency fees, commissions and other contractually-required payments to third parties, taxes, and other deductions and costs associated with such revenue.

2.         Collaboration.  The parties will meet from time to time to discuss collaborating with each other in order to enhance their revenue opportunities as mutually agreed from time to time.  Such collaboration will include the marketing and promotion of the Company products by Representative in Japan pursuant to the Gabriel License Agreement.  The parties’ sole and exclusive remuneration for the activities set forth in this Section 2 will be as set forth in Section 3 below.

3.         Revenue Share; Payment.

3.1          Representative Adjusted Revenue Share.  Within sixty (60) days of the end of each calendar quarter during the term of this Agreement, the Company will pay to Representative an amount equal to [***] of the Company Japan Revenues for such quarter.

3.2          Company Revenue Share.  Within sixty (60) days of the end of each calendar quarter during the term of this Agreement, Representative will pay to the Company an amount equal to [***] of the Representative Revenues for such quarter.

3.3          Payment Terms.  All amounts owed hereunder shall be paid and due in US Dollars.  To the extent that any payments required hereunder are based on any amounts other than in U.S. dollars, the paying party shall convert such amounts into U.S. dollars at the official rate of exchange of the currency, as quoted by the U.S. Wall Street Journal (or another agreed-upon source if not quoted in the U.S. Wall Street Journal) for the last business day of the calendar quarter to which the payment relates.  All payments shall be made in immediately available funds by wire transfer to such bank accounts as the payee may from time to time designate in writing.

3.4          Taxes.  Each party will be responsible for any duties, taxes, and/or levies to which it is subject as a result of any payment hereunder.  The paying party will deduct or withhold any taxes that it will be legally obligated to deduct or withhold from any amounts payable to the other party hereunder, and the corresponding payment to the other party as reduced by such deductions or withholdings will constitute full payment and settlement to the other party of amounts payable under this Agreement.

4.         Records; Audits.

4.1          Records.  Each party shall keep records adequate to verify each report payment to be made pursuant to this Agreement for three (3) full years following the submission of each such payment.

4.2          Audits.  Each party shall keep records adequate to verify each report payment to be made pursuant to this Agreement for three (3) full years following the submission of each such payment.  Each party shall also permit the books and records maintained pursuant to Section 4.1 to be examined once during each calendar year, upon reasonable notice during regular business hours, at the location at which such books and records are usually kept, by an independent auditor selected and paid for by the other party.  The audited party shall render reasonable cooperation in the conduct of such audit, including by providing complete and accurate English translations of the foregoing books and records to the auditor.  The auditor shall not disclose to the other party any information other than that relating solely to the correctness of, or the necessity for, the reports and payments to be made pursuant to this Agreement.

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5.         Term; Termination.

5.1          Term.      This Agreement shall commence on the Effective Date and continue in effect for five (5) years thereafter, unless earlier terminated pursuant to the terms hereof, unless otherwise agreed to in writing by the parties.

5.2          Termination.  This Agreement may be terminated:

 (a)          at any time by mutual written consent of the Company and Representative;

 (b)          by either party upon thirty (30) days’ prior written notice, if the other party materially breaches this Agreement and fails to cure such breach to the terminating party’s reasonable satisfaction within such thirty (30) day period; or

 (c)          by either party immediately upon written notice upon (a) the institution of any proceedings by or against the other party seeking relief, reorganization or arrangement under any laws relating to insolvency, which proceedings are not dismissed within sixty (60) days, (b) the assignment for the benefit of creditors, or the appointment of a receiver, liquidator or trustee, of the other party’s property or assets, or (c) the liquidation, dissolution or winding up of the other party’s business.

5.3          Effect of Termination.  Termination of this Agreement will not relieve either party of its payment obligations under Section 3 that accrued prior to such termination.  In addition, the following sections will survive any termination of this Agreement: Sections 4, 6, 7, and 8.

6.         Confidentiality.

6.1          Definition.  “Confidential Information” means confidential or proprietary information disclosed by one party to the other that is in written, graphic, machine readable, or other tangible form and is marked “Confidential” or “Proprietary” or in some other manner to indicate its confidential nature.  Confidential Information may also include oral disclosures provided that such information is designated as confidential at the time of disclosure and reduced to a written summary by the disclosing party within 30 days after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the receiving party.

6.2          Exceptions.  Confidential Information will not include any information that (a) was publicly known and made generally available prior to the time of disclosure by the disclosing party, (b) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party, (c) is already in the possession of the receiving party at the time of disclosure, (d) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality, or (e) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information.

6.3          Non-Use and Non-Disclosure.  Each party will (a) treat as confidential all Confidential Information of the other party, (b) not disclose such Confidential Information to any third party, except on a “need to know” basis to third parties that have signed a non-disclosure agreement containing provisions substantially as protective as the terms of this Section provided that the disclosing party has obtained the written consent to such disclosure from the other party, and (c) will not use such Confidential Information except in connection with performing its obligations or exercising its rights under this Agreement. Each party is permitted to disclose the other party’s Confidential Information if required by law so long as the other party is given prompt written notice of such requirement prior to disclosure and assistance in obtaining an order protecting such information from public disclosure.

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6.4          Confidentiality of Agreement.  Neither party to this Agreement will disclose the terms of this Agreement to any third party without the consent of the other party, except as required by securities or other applicable laws. Notwithstanding the above provisions, each party may disclose the terms of this Agreement (a) in connection with the requirements of a public offering or securities filing, (b) in confidence, to accountants, banks, and financing sources and their advisors, (c) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement, or (d) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

7.         Limitation of Liability.

7.1          Disclaimer of Damages.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NEITHER PARTY WILL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS OR LOSS OF BUSINESS, EVEN IF SUCH PARTY IS APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

7.2          Cap on Liability.  UNDER NO CIRCUMSTANCES WILL EITHER PARTY’S TOTAL LIABILITY OF ALL KINDS ARISING OUT OF OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE FORUM AND REGARDLESS OF WHETHER ANY ACTION OR CLAIM IS BASED ON CONTRACT, TORT, OR OTHERWISE, EXCEED THE TOTAL AMOUNTS PAID OR PAYABLE TO THAT PARTY UNDER THIS AGREEMENT.

8.         Miscellaneous Provisions.

8.1          Independent Contractors.  The relationship of the parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement should be construed to give either party the power to act as an agent of or direct or control the day-to-day activities of the other.  Financial and other obligations associated with each party’s business are the sole responsibility of that party.

8.2          Interpretation.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified.  The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”  The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement.  The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms.  All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein.  References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).

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8.3          Notices.  Any notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, if telefaxed when verbal or email confirmation from the recipient is received, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid and:

(a)          If to the Company, addressed as follows:

308 Dorla Ct.
Zephyr Cove, NV 89448
Attention: Kendall Larsen, Chief Executive Officer
Facsimile: (775) 580-7527
E-mail: Kendall_Larsen@virnetx.com

with a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
Attention: Bradley L. Finkelstein
E-mail: bfinkelstein@wsgr.com

(b)          If to Representative, at the Representative’s address set forth in the recitals to this Agreement.

A party may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

8.4          Severability.  If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.5          Governing Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.

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8.6          Arbitration.  Any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement, including the breach, termination or validity hereof, shall be finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”).  The arbitration shall be conducted in Hong Kong and in accordance with the HKIAC Administered Arbitration Rules in effect at the time of the arbitration, except as they may be modified by mutual agreement of the parties.  The arbitration shall be conducted in the English language.  The arbitration shall be conducted by three arbitrators.  Each party shall appoint one arbitrator and such two (2) arbitrators shall appoint a third arbitrator.  The arbitral award shall be in writing, state the reasons for the award, and be final and binding on the parties.  The award may include an award of costs, including reasonable attorneys’ fees and disbursements.  In addition to monetary damages, the arbitral tribunal shall be empowered to award equitable relief.  The parties agree that the arbitration shall be kept confidential, and that the costs of arbitration shall be borne by the losing party unless otherwise determined by the arbitration award.  All payments made pursuant to the arbitration decision or award and any judgment entered thereon shall be made in United States dollars, free from any deduction, offset or withholding for taxes.  Notwithstanding this Section 8.6 or any other provision to the contrary in this Agreement, neither party shall be obligated to follow the foregoing arbitration procedures where such party intends to apply to any court of competent jurisdiction for an interim injunction or similar equitable relief against any other party, provided there is no unreasonable delay in the prosecution of that application.

8.7          Waiver.  No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.8          Assignment.  Neither party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party; provided that either Party may freely assign this Agreement to a successor to all or substantially all of its relevant assets, whether by sale, merger, or otherwise, and shall provide written notice of such assignment to the other party at least thirty (30) days prior to the effective date of the assignment.  In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound by this Agreement by an assignee, no such assignment shall relieve any party assigning any interest pursuant to this Agreement from its obligations or liability pursuant to this Agreement.

8.9          Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

8.10        Entire Agreement; Amendments.  This Agreement constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.  No modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the parties.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

VirnetX Holding Corporation		Public Intelligence Technology Associates, kk

Name:	Kendall Larsen	Name:	Eriya Unten
Title:	President & CEO	Title:	Executive Director
Signature:	/s/ Kendall Larsen	Signature:	/s/ Eriya Unten
Date:	10/18/2017	Date:	2017/Oct/18